UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2022

Hasbro, Inc.
(Exact name of registrant as specified in its charter)

Rhode Island	1-6682		05-0155090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1027 Newport Avenue	Pawtucket,	Rhode Island	02861
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code:   (401) 431-8697

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	HAS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2022, Hasbro, Inc. ("Hasbro" or the "Company") announced that Deborah Thomas has informed the Company of her intent to retire from her position as Executive Vice President and Chief Financial Officer after 24 years of distinguished service and leadership with the Company. The Company is conducting a process to identify her successor, looking at both internal and external candidates. Ms. Thomas and the Company plan for her to remain as Chief Financial Officer until her successor is in place, and as an advisor to the Company for a period thereafter to ensure a smooth transition. A copy of the press release announcing the retirement of Ms. Thomas is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1     Press Release dated November 9, 2022.
104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.

	By:	/s/ Tarrant Sibley
	Name:	Tarrant Sibley
	Title:	Executive Vice President and Chief Legal Officer
Date: November 10, 2022